UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: April 25, 2017

RIVER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Alabama	333-205986	46-1422125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 Legends Drive Prattville, Alabama	36066
(Address of Principal Executive Offices)	(Zip Code)

(334) 290-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matter to a Vote of Security Holders.

On April 25, 2017, River Financial Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Summarized below is a description of the matter voted on at the Annual Meeting and the final results of such voting.

Proposal – Election of Directors. The stockholders elected each of the director nominees to serve as directors until the Company’s 2018 annual meeting of stockholders and until their successors have been elected and qualified. Each of the director nominees was a current director of the Company who was re-elected. The voting for each of the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Withhold Authority
Larry Puckett	3,242,357	0	2,000
Gerald R. Smith, Jr.	3,224,949	10,000	9,408
John A. Freeman	3,199,949	35,000	9,408
W. Murray Neighbors	3,199,949	35,000	9,408
Vernon B. Taylor	3,234,949	0	9,408
James M. Stubbs	3,242,357	0	2,000
Jimmy L. Ridling	3,223,949	11,000	9,408

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER FINANCIAL CORPORATION

Date: April 28, 2017	By:	/s/ James M. Stubbs
James M. Stubbs
Chief Executive Officer

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